UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 2, 2025

CIMG Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-39338	38-3849791
(State or other jurisdiction of incorporation or organization	(Commission File No.)	(IRS Employer Identification No.)

Room R2, FTY D, 16/F, Kin Ga Industrial Building,

9 San On Street, Tuen Mun, Hong Kong

(Address of principal executive offices)

+ 852 70106695

Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 par value	IMG	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

On September 2, 2025, CIMG Inc., a Nevada corporation (the “Company”) received written notification (the “Letter”) from the Nasdaq Hearings Panel (the “Panel”) notifying the Company of its decision to grant the Company’s request to continue its listing on The Nasdaq Stock Market (“Nasdaq”) subject to the Company’s meeting certain conditions outlined in the letter.

As the Company has previously reported, the Company had participated in its Hearing with the Nasdaq Panel on August 14, 2025, in relation to its of Listing Rules 5550(a)(2), 5250(c)(1) and 5550(b)(1) (the “Bid Price Rule,” the “Periodic Filing Rule,” and the “Equity Rule,” respectively, and collectively the “Rules”).

In the letter, the Hearings Advisor noted that in making its decision, the Panel considered the entire record, which was incorporated by reference into the Panel’s decision. Background information about the Company, including its business description, financial information, market data and compliance history, had been presented to the Panel.

In the Letter, the Hearings Advisor reviewed the information presented to the Panel by the Company, detailing the compliance plan proposed by the Company. The Letter discussed the Company’s compliance plan, which entailed current and future capital raises and new revenue raising contracts.

Panel Conclusions

The Letter stated that based on the information presented, the Panel had decided to grant the Company’s request for an continued listing, subject to the following: to regain compliance with the Periodic Filing Rule by September 30, 2025 and to demonstrate compliance with the Equity Rule by September 30, 2025. It is a requirement during the exception period that the Company provide prompt notification of any significant events that occur during this time that may affect the Company’s compliance with Nasdaq requirements.

The Letter noted that the Nasdaq Listing and Hearing Review Council may, on its own motion, determine to review any Panel decision within 45 calendar days after issuance of the written decision. The Letter continued that if the Listing Council determines to review the decision set forth in the Letter, the Listing Council may affirm, modify, reverse, dismiss or remand the decision to the Panel, and that the Company would be notified immediately in the event the Listing Council determines that this matter will be called for review.

Forward-Looking Statements

Certain information contained in this report consists of forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks, uncertainties and assumptions that are difficult to predict. Words such as “will,” “would,” “may,” “intends,” “potential,” and similar expressions, or the use of future tense, identify forward-looking statements, but their absence does not mean that a statement is not forward-looking. Such forward-looking statements are not guarantees of performance and actual actions or events could differ materially from those contained in such statements. For example, there can be no assurance that Nasdaq will accept the Company’s plan to regain compliance, that the Company will regain compliance with the Listing Rule during any compliance period or in the future, or otherwise meet Nasdaq continued listing standards, or that Nasdaq will grant the Company any relief from delisting as necessary or that the Company can ultimately meet applicable Nasdaq requirements for any such relief. For additional information about factors that could cause actual results to differ materially from those described in the forward-looking statements, please refer to the Company’s filings with the SEC. The forward-looking statements contained in this report speak only as of the date of this report and the Company undertakes no obligation to publicly update any forward-looking statements to reflect changes in information, events or circumstances after the date of this report, unless required by law.

(d) Exhibits.

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CIMG Inc.

Dated: September 4, 2025	By:	/s/ Jianshuang Wang
	Name:	Jianshuang Wang
	Title:	Chief Executive Officer